NovaStar Financial Announces 2006 and Fourth-Quarter Results

KANSAS CITY, Mo. – February 20, 2007 – NovaStar Financial, Inc. (NYSE:NFI), a residential lender and mortgage portfolio manager, today reported fourth-quarter and year-end results.

For the quarter ended December 31, 2006, NovaStar reported a net loss available to common shareholders of $14.4 million, or $0.39 per fully diluted common share. In the fourth quarter of 2005, net income available to common shareholders was $26.4 million, or $0.84 per fully diluted common share.

Full-year 2006 net income available to common shareholders was $66.3 million, representing earnings of $1.92 per fully diluted common share. That full-year result compares with 2005 net income available to common shareholders of $132.5 million, or $4.42 per fully diluted common share.

In the fourth quarter, NovaStar recorded a number of significant items that reduced net income (dollars in thousands, except per share data):

	Net Income	Earnings per Share
Mortgage securities impairments on 2006 vintage	$17,426	$0.47
Loss provision for whole loan repurchases	13,372	0.36
Loan loss provision for 2006-1 securitization	10,254	0.28
Mark-to-market of securities classified as trading	3,659	0.10

“The credit performance of our portfolio, and specifically our 2006 originations, deteriorated during the fourth quarter, resulting in impairments on mortgage securities and additional loss provisions for loans held-in-portfolio in the REIT. Also, our gains upon securitization were reduced during the quarter because of lower whole loan prices. Furthermore, during the fourth quarter, we experienced a greater level of loan repurchase requests due to early payment defaults than we have historically. However, we believe our current reserves are adequate to cover the repurchase risk for all loans sold to date,” said Scott Hartman, Chief Executive Officer.

Additional 2006 and Fourth-Quarter Highlights

•	Portfolio of loans under management was $16.3 billion at year-end. Portfolio return on assets was 1.21 percent for 2006 (0.94 percent in the fourth quarter).

•	Nonconforming loan originations were $11.2 billion in 2006, up 21 percent from 2005. Fourth-quarter originations were $2.6 billion, up 20 percent from the same quarter in 2005.

•	Cost of production for 2006 was reduced by 34 basis points, to 2.03 percent, compared to 2005. Fourth-quarter cost of production was 1.87 percent.

•	NovaStar expanded its retail division with an asset purchase resulting in 19 new branches, adding a market channel for low-cost originations that it expects will serve as a platform for future growth.

Information Relating to 2007 Dividends

NovaStar declared $5.60 per share in dividends to common shareholders in 2006, consistent with guidance provided early in the year. For 2007, NovaStar’s management expects to meet the REIT distribution requirements of distributing at least 90 percent of undistributed 2006 taxable income during 2007. The timing and amount of dividends will be determined by NovaStar’s Board of Directors.

In addition, the Board declared a quarterly dividend of $.55625 per share on NovaStar’s 8.90% Class C Cumulative Redeemable Preferred Stock, payable April 2, 2007, to holders of record as of March 5, 2007.

Estimated 2006 taxable income available to shareholders was $187 million, and approximately $17 million in dividends declared and paid in 2006 were applicable to 2006 taxable income (see table).

Dividend Carry-over Analysis (dollars in millions)

Estimated 2006 REIT taxable income	$187
Less: 2006 dividends paid to date applied to 2006 taxable income	(17)
Estimated 2006 REIT taxable income available to be distribute	$170

Greg Metz, Senior Vice President and Chief Financial Officer, noted: “As we have discussed in prior conference calls, taxable income from our REIT mortgage securities portfolio will normally exceed GAAP earnings during the early life of the portfolio due to the accelerated income recognition provisions of the tax code. Generally, this timing difference is created because of the different income accrual methods prescribed for the computation of GAAP and tax income. However, over the life of the portfolio, GAAP and tax income will be equal; therefore, in the later life of the portfolio GAAP income will be greater than taxable income. The reversal in timing differences between the recognition of GAAP income and taxable income is occurring and will accelerate as our older vintage securitizations mature. As a result, during the period 2007 through 2011, we expect to recognize little, if any, taxable income. Given this outlook, management is currently evaluating whether it is in shareholders’ best interest to retain the company’s REIT status beyond 2007 given the asset, income and other REIT related restrictions the company must operate within.”

Portfolio Management

Loans under management were $16.3 billion at December 31, 2006, up 17 percent from a year earlier but down from the third quarter, due in part to fourth-quarter whole loan sales. NovaStar securitized $1.8 billion in nonconforming loans in the fourth quarter ($8.6 billion for the year). Return on assets in the portfolio was 0.94 percent in the fourth quarter (1.21 percent for the year).

On February 8, 2007, NovaStar closed a $375 million collateralized debt obligation (CDO). The assets collateralizing the obligation include securities created through past NovaStar securitizations, as well as mortgage backed securities purchased in the secondary market. The company retained the class D notes and subordinated notes, together representing $43.5 million in principal value.

“This CDO accomplishes two things for NovaStar. First, we were able to reduce funding costs on lower-tranche bonds from recent securitizations and second, we tapped an additional opportunity to benefit from our portfolio management capabilities. We believe that investing in higher rated mortgage securities will continue to provide good, risk-adjusted returns for the portfolio. During 2007, we may commit additional equity to purchase or retain mortgage securities. These securities are rated higher in the capital structure than our traditional residual investments and we intend to finance these securities with CDO debt,” said Mike Bamburg, Senior Vice President and Chief Investment Officer.

Mortgage Banking

Fourth-quarter loan production was $2.6 billion, up 20 percent from a year earlier (full-year originations were $11.2 billion, up 21 percent over 2005). Wholesale production represented 85 percent of fourth-quarter originations, retail 9 percent (with new branches included only in December), and correspondent/bulk 6 percent. Average cost of production was 1.87 percent in the quarter, down from 2.15 percent a year earlier and was 2.03 percent for 2006, down from 2.37 percent in 2005.

“NovaStar originated 21 percent more loans in 2006 and made progress on reducing costs. The nonprime market remains very competitive, but we see potential for a more rational business environment as several competitors have withdrawn or put themselves up for sale,” said Lance Anderson, President and Chief Operating Officer.

Anderson added, “The key area of focus for our mortgage banking operation is to ensure that the 2007 originations perform better than 2006 and in line with our expectations. In this regard, we have taken several steps which include:

(1)	Tightening of our underwriting guidelines
(2)	Limiting the number of exceptions to our underwriting guidelines policy
(3)	Enhancing our appraisal review process
(4)	Implementing the use of NovaStar’s Risk Assessment Score (NRAS) to identify loans with unacceptable levels of risk."

Liquidity and Borrowing Capacity

As of December 31, 2006, NovaStar had borrowing capacity of $4.25 billion from major lenders. Cash and available liquidity totaled $154 million.

Focus on Key Metrics

In addition to full reporting under GAAP, NovaStar provides information on key performance metrics related to shareholder value (dollars in thousands, except per share data)(Unaudited):

	Year Ended December 31,			Fourth Quarter,
	2006	2005	Change	2006	2005	Change
Earnings
Estimated REIT taxable income (A)	$187,280	$277,085	-32%	$29,881	$52,409	-43%
Net Income (loss) available to common	$66,285	$132,471	-50%	$(14,404)	$26,445	-154%
EPS available to common (diluted)	$1.92	$4.42	-57%	$(0.39)	$0.84	-146%
Return on average common equity	14.3%	31.5%		N/A	21.8%

Mortgage Banking – Lending & Originations
Nonconforming loan production	$11,224,088	$9,283,138	21%	$2,645,391	$2,198,339	20%
Cost of production (B)	2.03%	2.37%		1.87%	2.15%

Loan Sales and Securitizations
Nonprime whole loan sales	$2,248,633	$1,138,098	98%	$761,801	$420,836	81%
(Loss) Gain on nonprime whole loan sales	(161)	9,918	-102%	(10,934)	941	-1,262%
Mortgage loans securitized structured as sale	6,075,405	7,621,030	-20%	1,809,716	1,731,570	5%
Gain on loans securitized	50,215	58,765	-15%	4,636	5,577	-17%

Portfolio Management – Asset Performance
Loans under management	$16,341,559	$13,991,260	17%	$16,341,559	$13,991,260	17%
Portfolio net interest income	188,974	235,916	-20%	38,443	60,041	-36%
Portfolio return on average assets	1.21%	1.76%		0.94%	1.72%

Common Stock Data and Liquidity
High market price per share	$37.63	$48.15		$32.81	$33.01
Low market price per share	25.70	26.20		26.32	26.20
Dividends declared per common share	$5.60	$5.60		$—	$1.40
Book value per common share (diluted)	11.73	15.08	-22%	11.73	15.08	-22%
Cash and available liquidity (mil.)	$154	$279	-45%	$154	$279	-45%

(A)	2005 is actual

(B)	As required by Regulation G, a reconciliation of cost of production to the most directly comparable GAAP financial measure is set forth in the table attached as Exhibit 1 to this press release.

The NovaStar fourth-quarter investor conference call is scheduled for 4:00 p.m. Central time (5:00 p.m. Eastern time) on February 20, 2007. The conference call will be webcast live and archived on the Company’s website at www.novastarmortgage.com. To participate in the call, please contact 877-704-5381 approximately 15 minutes before the scheduled start of the call. A copy of the presentation slides will be available on the website approximately one hour before the start of the conference call. For investors unable to participate in the live event, a replay will be available until February 27, 2007, at 888-203-1112. The confirmation code for the replay is 5093421.

About NovaStar

NovaStar Financial, Inc. (NYSE: NFI) is a specialty finance company that originates, purchases, invests in and services residential nonprime loans. The company specializes in single-family mortgages, involving borrowers whose loan size, credit details or other circumstances fall outside conventional mortgage agency guidelines. A Real Estate Investment Trust (REIT) founded in 1996, NovaStar efficiently brings together the capital markets, a nationwide network of mortgage brokers and American families financing their homes. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.

For more information, including quarterly portfolio data, please visit our website at www.novastarmortgage.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Some important factors that could cause actual results to differ materially from those anticipated include: our ability to successfully integrate acquired businesses or assets with our existing business; our ability to generate sufficient liquidity on favorable terms; the size, frequency and structure of our securitizations; impairments on our mortgage assets; interest rate fluctuations on our assets that differ from our liabilities; increases in prepayment or default rates on our mortgage assets; changes in assumptions regarding estimated loan losses and fair value amounts; changes in origination and resale pricing of mortgage loans; our compliance with applicable local, state and federal laws and regulations or opinions of counsel relating thereto and the impact of new local, state or federal legislation or regulations or opinions of counsel relating thereto or court decisions on our operations; the initiation of margin calls under our credit facilities; the ability of our servicing operations to maintain high performance standards and maintain appropriate ratings from rating agencies; our ability to expand origination volume while maintaining an acceptable level of overhead; our ability to adapt to and implement technological changes; the stability of residual property values; the outcome of litigation or regulatory actions pending against us or other legal contingencies; compliance with new accounting pronouncements; the impact of general economic conditions; and the risks that are from time to time included in our filings with the SEC, including our Annual Report on Form 10-K, for the year ended December 31, 2005 and our quarterly report on form 10-Q, for the period ending September 30, 2006. Other factors not presently identified may also cause actual results to differ. Words such as “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. This document speaks only as of its date and we expressly disclaim any duty to update the information herein.

Media Relations Contact

Richard M. Johnson

913.649.8885

Investor Relations Contact

Jeffrey A. Gentle

816.237.7424

NOVASTAR FINANCIAL, INC.

RECONCILIATION OF GAAP GENERAL and ADMINISTRATIVE EXPENSES TO COST OF LOAN PRODUCTION

(dollars in thousands, except loan production as a percentage) (unaudited)

The following table is a reconciliation of overhead costs included in our cost of production to general and administrative expenses, presented in accordance with accounting principles generally accepted in the United States of America (GAAP) and the resulting cost of production. We believe this presentation provides useful information regarding our financial performance because it more accurately reflects the direct costs of loan production and allows us to monitor the performance of our core operations, which is more difficult to do when looking at GAAP financial statements, and provides useful information regarding our financial performance. Management uses this measure for the same purpose. However, this presentation is not intended to be used as a substitute for financial results prepared in accordance with GAAP.

	For the Twelve Months Ended December 31,		For the Three Months Ended December 31,
	2006	2005	2006	2005
General and administrative expenses	$201,261	$184,630	$53,589	$43,964
Mortgage portfolio management general and administrative expenses	(16,012)	(14,450)	(4,346)	(2,521)
Loan servicing general and administrative expenses	(34,968)	(34,517)	(9,102)	(9,332)
Mortgage lending general and administrative expenses	150,281	135,663	40,141	32,111
Direct origination costs classified as a reduction in gain-on-sale	29,923	54,020	7,108	12,050
Other expenses (A)	(12,535)	(21,073)	(2,354)	(3,075)
Lending overhead costs	167,669	168,610	44,895	41,086
Premium paid to broker, net of fees collected	59,771	51,830	4,512	6,086
Total cost of loan production	$227,440	$220,440	$49,407	$47,172

Loan production, principal	$11,224,088	$9,283,138	$2,645,391	$2,198,339
Total cost of production, as a percentage	2.03%	2.37%	1.87%	2.15%

(A) Consists of non-lending overhead.

NOVASTAR FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands) (unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	12/31/2006	9/30/06	12/31/2005	12/31/2006	12/31/2005
Interest income	$128,942	$148,485	$85,115	$494,890	$320,727
Interest expense	67,774	75,366	22,158	235,331	80,755
Net interest income before credit losses	61,168	73,119	62,957	259,559	239,972
Provision for credit losses (recoveries)	(10,255)	(10,286)	12	(30,131)	(1,038)
Net interest income	50,913	62,833	62,969	229,428	238,934

Other operating income (expense):
(Losses) gains on sales of mortgage assets	(9,278)	27,709	4,686	41,749	65,148
Gains (losses) on derivative instruments	4,144	(6,877)	4,880	11,998	18,155
Impairment on mortgage securities available-for-sale	(17,441)	(6,796)	(7,553)	(30,690)	(17,619)
Fee income	6,903	7,671	5,833	29,032	30,678
Premiums for mortgage loan insurance	(3,124)	(3,145)	(1,664)	(12,419)	(5,672)
Other (expense) income, net	(1,780)	(2,044)	(206)	647	(784)
Total other operating (expense) income:	(20,576)	16,518	5,976	40,317	89,906

General and administrative expenses	53,589	49,053	43,964	201,261	184,630

(Loss) income from continuing operations before tax (benefit) expense	(23,252)	30,298	24,981	68,484	144,210
Income tax (benefit) expense	(11,398)	1,813	(5,924)	(8,721)	(6,617)
(Loss) income from continuing operations	(11,854)	28,485	30,905	77,205	150,827
(Loss) income from discontinued operations, net of income tax	(2,550)	94	(2,796)	(4,267)	(11,703)
Net (loss) income	(14,404)	28,579	28,109	72,938	139,124
Preferred dividends	-	(3,327)	(1,664)	(6,653)	(6,653)
Net (loss) income available to common shareholders	$(14,404)	$25,252	$26,445	$66,285	$132,471

Basic earnings per share
(Loss) income from continuing operations available to common shareholders	$(0.32)	$0.73	$0.94	$2.07	$4.86
(Loss) income from discontinued operations, net of income tax	(0.07)	-	(0.09)	(0.13)	(0.40)
Net (loss) income available to common shareholders	$(0.39)	$0.73	$0.85	$1.94	$4.46
Diluted earnings per share
(Loss) income from continuing operations available to common shareholders	$(0.32)	$0.73	$0.93	$2.04	$4.81
(Loss) income from discontinued operations, net of income tax	(0.07)	-	(0.09)	(0.12)	(0.39)
Net (loss) income available to common shareholders	$(0.39)	$0.73	$0.84	$1.92	$4.42

Dividends declared per common share	$-	$2.80	$1.40	$5.60	$5.60
Dividends declared per preferred share	$-	$1.11	$0.56	$2.23	$2.23
Book value per diluted share	$11.73	$12.80	$15.08	$11.73	$15.08

NOVASTAR FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands) (unaudited)

	As of
	12/31/2006	9/30/06	12/31/2005
Assets
Cash and cash equivalents	$150,522	$182,157	$264,694
Mortgage loans - held for sale	1,741,819	1,532,755	1,291,556
Mortgage loans - held in portfolio, net of allowance of $22,452 and $699, respectively	2,116,535	2,391,914	28,840
Mortgage securities - available for sale	349,312	428,787	505,645
Mortgage securities - trading	329,361	270,925	43,738
Mortgage servicing rights	62,830	60,483	57,122
Deferred income tax asset, net	47,188	41,642	30,780
Servicing related advances	40,923	33,030	26,873
Warehouse notes receivable	39,462	59,756	25,390
Accrued interest receivable	37,692	37,296	4,866
Real estate owned	21,534	14,460	1,208
Derivative instruments, net	16,816	14,201	12,765
Other assets	74,269	68,730	42,257
Total assets	$5,028,263	$5,136,136	$2,335,734

Liabilities and Shareholders’ Equity
Liabilities
Short-term borrowings secured by mortgage loans	$1,631,773	$1,500,117	$1,238,122
Short-term borrowings secured by mortgage securities	503,680	404,809	180,447
Other short-term borrowings	16,755	15,045	-
Asset-backed bonds secured by mortgage loans	2,067,490	2,323,160	26,949
Asset-backed bonds secured by mortgage securities	9,519	19,554	125,630
Junior subordinated debentures	83,041	82,908	48,664
Due to securitization trusts	107,043	73,795	44,382
Dividends payable	1,663	105,008	45,070
Accounts payable and other liabilities	92,729	69,092	62,250
Total liabilities	4,513,693	4,593,488	1,771,514

Shareholders’ equity
Redeemable preferred stock	30	30	30
Common stock	373	363	322
Additional paid-in-capital	741,748	714,760	581,580
Accumulated deficit	(263,572)	(247,031)	(128,554)
Accumulated other comprehensive income	36,548	75,118	111,538
Other	(557)	(592)	(696)
Total shareholders’ equity	514,570	542,648	564,220

Total liabilities and shareholders’ equity	$5,028,263	$5,136,136	$2,335,734

NOVASTAR FINANCIAL, INC.

SELECTED DATA

(dollars in thousands) (unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	12/31/2006	9/30/06	12/31/2005	12/31/2006	12/31/2005
Servicing portfolio	$16,659,784	$16,355,553	$14,030,697	$16,659,784	$14,030,697
Nonconforming loans sold to third parties	$761,801	$693,777	$420,836	$2,248,633	$1,138,098
Loans securitized in transactions structured as sales, principal	$1,809,716	$2,174,900	$1,731,570	$6,075,405	$7,621,030
Loans securitized in transactions structured as financings, principal	$-	$138,690	$-	$2,549,913	$-
Percent of securitized loans covered by mortgage insurance	53%	52%	53%	53%	53%
Weighted average coupon of mortgage loans - held for sale	8.69%	9.05%	8.11%	8.69%	8.11%
Weighted average coupon of mortgage loans - held in portfolio	8.35%	8.23%	9.85%	8.35%	9.85%

NOVASTAR FINANCIAL, INC.

LOAN ORIGINATION DATA

(dollars in thousands) (unaudited)

Non-conforming loan origination volume

	For the Three Months Ended
	12/31/2006	As a % of Total	9/30/2006	As a % of Total	12/31/2005	As a % of Total
Origination channel
Wholesale (A)	$2,244,860	85%	$2,671,330	91%	$1,714,035	78%
Correspondent / Bulk (A)	163,737	6%	51,958	2%	132,127	6%
Retail (B)	236,794	9%	212,591	7%	352,177	16%
Total	$2,645,391	100%	$2,935,879	100%	$2,198,339	100%

Funding days in the quarter	60		63		60
Avg. originations per funding day	$44,090		$46,601		$36,639

(A)	Starting in April of 2006 correspondent loans purchased on a flow basis are being included in the wholesale channel. Prior periods have been reclassified to reflect this change.
(B)	Branch production volumes are considered a part of our retail operations and are included within the retail production volumes shown.

Selected non-conforming loan origination data

	For the Three Months Ended 12/31/06
	Weighted	Weighted	Weighted
	Average	Average	Average	Percent
	Coupon	LTV	FICO	of Total
Summary by Credit Grade
660 and above	7.89%	84.1%	702	27%
620 to 659	8.58	84.1	639	25
580 to 619	8.85	83.9	600	23
540 to 579	9.20	79.7	559	17
539 and below	9.66	77.0	527	8

	8.64%	82.7%	625	100%

Summary by Program Type
2-Year Fixed	9.14%	83.6%	609	40%
2-Year Fixed 40/30	8.55	83.1	624	20
30-Year Fixed	8.48	79.3	619	16
2-Year Fixed Interest-only	8.10	82.5	658	10
30/15-Year Fixed	11.32	97.4	668	4
30-Year MTA	1.95	78.9	702	3
40/30-Year Fixed	8.23	78.7	623	3
Other Products	8.33	77.6	632	4

	8.64%	82.7%	625	100%
Weighted Average
Coupon Excluding MTA	8.84%

Note: The origination data on this report includes loans secured by second mortgages.